UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                        ______________________________

                                   FORM 8-K
                          _________________________

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 9, 2004


                        CARRINGTON LABORATORIES, INC.

            (Exact name of Registrant as specified in its charter)



               Texas                     0-11997             75-1435663
   ----------------------------        ----------         ----------------
   (State or other jurisdiction        Commission         (I.R.S. Employer
 of incorporation or organization)     File Number       Identification No.)


         2001 Walnut Hill Lane
             Irving,  Texas                                   75038
 ----------------------------------------                   ----------
 (Address of principal executive offices)                   (Zip Code)


    Registrant's telephone number, including area code:  (972) 518-1300


                                Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

 Item 5.  Other Events.

       Carrington Laboratories, Inc. ("Carrington") entered into an Amendment to Distributor and License Agreement and Supply Agreement (the "Amendment") with Medline Industries, Inc. ("Medline"), effective April 9, 2004. The Amendment modifies certain provisions contained in that certain Distributor and License Agreement, dated as of November 3, 2000, between Carrington and Medline (the "Distributor Agreement") and that certain Supply Agreement dated as of November 3, 2000, between Carrington and Medline (the "Supply Agreement"). Among other things, the Amendment extends the term of each of the Distributor Agreement and the Supply Agreement through November 30, 2008, and, subject to certain refund rights more specifically described in the Amendment, provides that Carrington will receive a $1.25 million advance payment of royalties in consideration of the extended term of the Distributor Agreement.


 Item 7.  Financial Statements and Exhibits.

      (c)  Exhibits


       Item    Exhibit
       ----    -------
       10.1    Amendment to Distributor and License Agreement and
               Supply Agreement


                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  CARRINGTON LABORATORIES, INC.



 Date: April 22, 2004             By:  /s/ Carlton E. Turner
                                  -------------------------------------
                                  Carlton E. Turner, Ph.D., D.Sc.
                                  President and Chief Executive Officer

                              INDEX TO EXHIBITS


       Item    Exhibit
       ----    -------
       10.1    Amendment to Distributor and License Agreement and
               Supply Agreement